Exhibit 10.4
LOCK-UP AGREEMENT
     This LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of the 28th day of February, 2007, by and between the undersigned, a resident of the State of                      (the “Shareholder”), and CapitalSouth Bancorp, a Delaware corporation and a registered bank holding company (“CapitalSouth”).
R E C I T A L S:
     On even date herewith, CapitalSouth and Monticello Bancshares, Inc., a Florida corporation (“Monticello”), have entered into an Agreement and Plan of Merger joined in by Mr. Jake Bowen, a resident of Duval County, Florida (the “Merger Agreement”). The Merger Agreement provides for the merger of Monticello with and into CapitalSouth (the “Merger”) and the conversion of the issued and outstanding shares of the $1.00 par value common stock of Monticello (“Monticello Shares”) into shares of the $1.00 par value common stock of CapitalSouth (“CapitalSouth Shares”). The Merger Agreement is subject to the affirmative vote of the shareholders of Monticello, the receipt of certain regulatory approvals and the satisfaction of other conditions.
     The Shareholder is the owner of                      Monticello Shares (the “Shares”). In order to induce CapitalSouth to enter into the Merger Agreement, the Shareholder is entering into this Agreement with CapitalSouth to set forth certain terms and conditions governing the actions to be taken by the Shareholder solely in his capacity as a shareholder of Monticello with respect to the Monticello Shares until consummation of the Merger.
A G R E E M E N T:
     NOW, THEREFORE, in consideration of the transactions provided for in the Merger Agreement and the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
     1. Restrictions on Transfer. The Shareholder shall not transfer, sell, assign, convey or encumber any of the Shares during the term of this Agreement except (i) transfers in which the transferee shall agree in writing to be bound by the provisions of this Agreement as fully as the Shareholder, or (ii) to CapitalSouth pursuant to the terms of the Merger Agreement. Without limiting the generality of the foregoing, the Shareholder shall not grant to any person any option or right to purchase the Shares or any interest therein or enter into any agreement to transfer Shares.
     2. Voting. The Shareholder intends to, and will, vote (or cause to be voted) all of the Shares over which the Shareholder has voting authority in favor of the Merger Agreement and all of the transactions provided for therein, including without limitation the Merger, at any meeting of shareholders of Monticello called to vote on the Merger Agreement or the Merger or the adjournment thereof or in any other circumstance upon which a vote, consent or other approval with respect to the Merger Agreement or the Merger is sought. Further, the Shareholder intends to, and will, surrender the certificate or certificates representing the Shares over which the Shareholder has dispositive authority to CapitalSouth upon consummation of the Merger as described in the Merger Agreement and hereby waives any rights of appraisal, or rights to dissent from the Merger, that the Shareholder may have.
     3. No Authorization of Certain Transactions. Except as otherwise provided in this Agreement, at any meeting of shareholders of Monticello or at any adjournment thereof or any other circumstances upon which their vote, consent or other approval is sought, the Shareholder will vote (or cause to be voted) all of the Shares over which the Shareholder has voting authority against (i) any merger agreement, share exchange or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, recapitalization, dissolution, liquidation or winding-up of or by Monticello or (ii) any amendment of Monticello’s Articles of Incorporation or Bylaws or other proposal or transaction involving Monticello or any of its subsidiaries, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions provided for therein.
     4. Non-Competition and Non-Solicitation; Support of CapitalSouth. (a) For purposes of this Agreement, the phrase “Non-Competition Period” shall mean the period commencing on the “Effective Time of the Merger”, as set forth in the Merger Agreement, and continuing to the second (2nd) anniversary hereof, except as such period may be extended by Section 4(c) hereof. Except as set forth on Exhibit A hereto, the Shareholder, for the Non-Competition Period, will not, without the prior written approval of the Board of Directors of CapitalSouth, directly or indirectly (i) whether through his own account or as a partner, member, manager, employee, advisor, consultant, owner, trustee, shareholder, officer, director or agent of or to any person, corporation, proprietorship, partnership, limited liability company, joint venture, trust or other entity or association (any of the foregoing being referred to as a “Person”), within Duval County, Florida or any county contiguous thereto, perform services, own, advise, participate in, support, have an interest in, give financial assistance to, permit Shareholder’s name to be used in connection with or serve as a member of management, supervisor, consultant or employee of any financial service institution, including without limitation any “insured depository institution” (as such term is defined in 12 U.S.C. § 1813(c)(2)) or any “regulated lending institution” (as such term is defined in 42 U.S.C. § 4003(a)(10)) or any other business, or any affiliate, parent, or subsidiary thereof, which would be competitive with the business of CapitalSouth or any affiliate or subsidiary thereof; (ii) solicit or induce, or attempt to solicit or induce, any employee of CapitalSouth or any affiliate or subsidiary thereof to terminate such employment or to become employees of any other person or entity; (iii) solicit or induce, or attempt to solicit or induce, any Person who is a customer of CapitalSouth or any affiliate or subsidiary thereof to refrain from or cease doing business with, seek advice and/or services and products from, or otherwise discontinue all or any portion of their relationship with CapitalSouth or any affiliate or subsidiary thereof; or (iv) disparage or cast in a poor light CapitalSouth or any affiliate or subsidiary thereof or any of their respective shareholders, directors, officers, or employees. The preceding provisions of Section 4(a)(i) shall not preclude the Shareholder from holding any publicly-traded stock, provided that the Shareholder does not at any time hold any stock interest in any one company in excess of one percent (1%) of the outstanding voting stock of that company.

          (b) The Shareholder agrees that each of the covenants set forth above in Section 4(a) of this Agreement are reasonable with respect to its duration, geographical area and scope.
          (c) In the event of a breach by the Shareholder of any covenant set forth in Section 4(a) of this Agreement, the Non-Competition Period shall be extended by the period of the duration of such breach.
     5. Remedies. The Shareholder acknowledges and agrees that CapitalSouth could not be made whole by monetary damages in the event of any default by the Shareholder of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that CapitalSouth, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or in any state having appropriate jurisdiction. In the event that it is necessary for a party to seek enforcement of this Agreement, the prevailing party in any such action, whether judicial or arbitral, shall be entitled to recover its reasonable expenses incurred in connection therewith, including attorneys fees and expenses, court costs, arbitrators fees and witness fees.
     6. Termination. The covenants and obligations set forth in this Agreement shall expire and be of no further force and effect on the date on which the Merger Agreement is terminated in accordance with the terms and conditions of Article 10 thereof.
     7. Binding Effect. Except for the provisions of Section 4 of this Agreement, this Agreement shall be binding upon the Shareholder and his or her heirs, devisees, administrators, executors, personal representatives, successors and assigns and shall inure to the benefit of CapitalSouth and its subsidiaries and their respective successors and assigns.
     8. Arbitration. Other than as set forth in Section 5 hereof, the parties hereto, by executing this Agreement, WAIVE THEIR RIGHT TO TRIAL BY JURY of disputes, claims or controversies between themselves or any of their respective officers, directors, partners, employees, shareholders, affiliates or agents (such non-signatories being the intended third party beneficiaries of this Agreement with respect solely to this Section) and instead agree that ANY AND ALL CONTROVERSIES AND CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH THEREOF, SHALL BE SETTLED BY FINAL AND BINDING ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION THEN IN EFFECT. Any such arbitration proceedings shall be and remain confidential. The panel of arbitrators for any such arbitration shall consist of three members of the American Arbitration Association, one of whom shall be selected by CapitalSouth, one of whom shall be selected by Shareholder, and the third who will be selected by the other two. Judgment upon the decision rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties specifically acknowledge that this Agreement evidences a transaction involving, affecting, affected by, and a part of, interstate commerce and that this Agreement to arbitrate is governed by and enforceable under 9 U.S.C. §§ 1 et seq. The place of arbitration shall be Birmingham, Alabama.

     9. Defined Terms. Unless defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Merger Agreement unless the context clearly requires otherwise.
     10. Severability. This Agreement shall be deemed severable and any part hereof which may be held invalid by a court or other entity of competent jurisdiction shall be deemed automatically excluded from this Agreement and the remaining parts shall remain in full force and effect.
     11. Entire Understanding. This Agreement contains the entire understanding of the parties hereto and constitutes the only agreement between CapitalSouth and the Shareholder regarding the subject matter hereof. This Agreement supersedes all prior agreements, either express or implied, between the parties hereto regarding the shares of stock held by the Shareholder in Monticello. There are no oral agreements or understandings of any nature between the Shareholder and CapitalSouth.
     12. Amendment. None of the terms and conditions of this Agreement shall be amended or modified unless expressly consented to in writing and signed by each of the parties hereto.
     13. Notices. All notices or other communications to be given by the parties among themselves pursuant to this Agreement shall be in writing and shall be deemed to have been duly made to the party to whom it is directed at the address given below Shareholder’s signature if to the Shareholder, and at 2340 Woodcrest Place, Suite 200, Birmingham, Alabama 35209, Attention: Chairman, if to CapitalSouth, (a) upon the earlier of five (5) days after mailing or the date of actual delivery, if mailed by first class or certified mail with postage prepaid; or (b) upon delivery, if either by hand delivery or by reputable overnight courier. Any of the parties hereto may change their respective addresses upon written notice to the other given in the manner provided in this section.
     14. Waiver. No waiver by any of the parties to this Agreement of any condition, term or provision of this Agreement shall be deemed to be a waiver of any preceding or subsequent breach of the same or any other condition, term or provision hereof.
     15. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Alabama without regard to provisions thereof governing conflicts of law except superseded by federal law.
     16. Construction. Whenever used in this Agreement, the singular number shall include the plural and the plural the singular. Pronouns of one gender shall include all genders. Accounting terms used and not otherwise defined in this Agreement have the meanings determined by, and all calculations with respect to accounting or financial matters unless otherwise provided for herein, shall be computed in accordance with generally accepted accounting principles, consistently applied. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words “hereof”, “herein”, and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms “including”, “included”, “such as”, or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements.
     17. Captions. The captions as to contents of particular articles, sections or paragraphs contained in this Agreement and the table of contents hereto are inserted only for convenience and are in no way to be construed as part of this Agreement or as a limitation on the scope of the particular articles, sections or paragraphs to which they refer.
     18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document with the same force and effect as though all parties had executed the same document. This Agreement may be executed and delivered by facsimile transmission.
     19. Persons Bound. There are no third party beneficiaries of this Agreement except as provided in Sections 7 and 8 hereof.
[Signature Page Follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Shareholder as of the day and year first above written.

WITNESS:		SHAREHOLDER:

[L.S.]

Name:		Name:

	(Please print or type name)		(Please print or type name)

SHAREHOLDER’S ADDRESS FOR PURPOSE
OF PROVIDING NOTICE UNDER SECTION 13
HEREOF:

Attention:

WITH A COPY TO:

Attention:

Accepted and Agreed:

CAPITALSOUTH BANCORP

By:

Its:

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